UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2018 (June 7, 2018)

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 3.02 Unregistered Sales of Equity Securities.
On June 7, 2018, the United States District Court for the Southern District of New York (the “Court”) entered separate orders (the “Orders”) granting final approval of:

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the settlement, as set forth in a stipulation and agreement of settlement (the “Class Action Settlement Agreement”), of the consolidated securities class action captioned Fresno County Employees’ Retirement Association et al. v. comScore, Inc. et al., No. 1:16-cv-01820-JGK (S.D.N.Y.) (the “Class Action”); and

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the settlement, as set forth in a stipulation of settlement (the “Derivative Actions Settlement Agreement” and, together with the Class Action Settlement Agreement, the “Settlement Agreements”), of the derivative actions captioned In re comScore, Inc. Shareholder Derivative Litigation, No. 1:16-cv-09855-JGK (S.D.N.Y.) (the “Federal Action”), In re comScore, Inc. Virginia Shareholder Derivative Litigation, No. CL-2016-0009465 (Va. Cir. Ct. Fairfax Cnty.) (the “Virginia Action”) and Assad v. Fulgoni, et al., No. CL-2017-0005503 (Va. Cir. Ct., Fairfax Cnty.) (the “Assad Action” and, together with the Federal Action and the Virginia Action, the “Derivative Actions”).

The Settlement Agreements were subject to final approval by the Court and, upon entry of the Orders by the Court on June 7, 2018, became fully and finally approved. The Orders provide for the full and final settlement of the Class Action and the Derivative Actions and all related claims according to the terms of the applicable Settlement Agreement. The Derivative Actions Settlement Agreement also provides for the dismissal of the Virginia Action and the Assad Action in Virginia state court at a later date.
Pursuant to the terms of the Class Action Settlement Agreement, the Company will issue to a settlement fund for the benefit of authorized claimants 3,669,444 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), which shares were valued at $82,768,472.80.
Pursuant to the terms of the Derivative Actions Settlement Agreement, which provided for the implementation of certain corporate governance reforms and a payment to the Company of $10.0 million in insurance proceeds, the Company will issue to Robbins Geller Rudman & Dowd LLP, plaintiffs’ lead counsel, 354,671 shares of Common Stock as payment of attorneys’ fees, which shares were valued at $8,000,000.
The Company previously disclosed the terms of the Settlement Agreements, including the pending share issuances, in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and its Annual Report on Form 10-K for the year ended December 31, 2017. The number of shares to be issued under the Settlement Agreements was determined by dividing the respective value thereof by the volume-weighted average daily adjusted closing price of the Common Stock over the 20 trading days immediately preceding June 7, 2018. The shares, which constitute approximately 7.5% of the shares of Common Stock outstanding prior to issuance, will be issued no later than June 21, 2018. In accordance with the Orders entered by the Court, the shares will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 3(a)(10) of the Securities Act.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer
Date: June 13, 2018

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